Exhibit 99.2
2008 Special Meeting of
HNBC Shareholders
September 9, 2008
Best Western The Inn at Towamencin
Kulpsville, PA

Forward-Looking Information
During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of
Harleysville National Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Harleysville National Corporation’s actual results to differ materially from the anticipated results expressed in these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Harleysville National Corporation’s operating results in documents filed by Harleysville National Corporation with the Securities and
Exchange Commission, including the Quarterly Report on Form 10-Q, the Annual report on Form 10-K, and other required filings. Harleysville National Corporation assumes no duty to update the forward-looking statements made in this presentation.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission.
Harleysville National Corporation and Willow Financial Bancorp, Inc. have or will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4
(Registration No. 333-152007) containing a joint proxy statement/prospectus, which has been distributed to shareholders of Harleysville National Corporation and Willow Financial Bancorp, Inc. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Harleysville National Corporation and
Willow Financial Bancorp, Inc., free of charge on the SEC’s Internet site (www.sec.gov), by contacting
Harleysville National Corporation, 483 Main Street, Harleysville, PA 19438, (Telephone No. 215-256-8851), or by
contacting Willow Financial Bancorp, Inc. at 170 South Warner Road, Wayne, PA 19087, (Telephone No. 610-995
-1700). Directors and executive officers of Harleysville National Corporation and Willow Financial Bancorp, Inc.
may be deemed to be participants in the solicitation of proxies from the shareholders of Harleysville National
Corporation and Willow Financial Bancorp, Inc, respectively, in connection with the merger. Information about the directors and executive officers of Willow Financial Bancorp, Inc. and their ownership of Willow Financial
Bancorp, Inc. common stock is set forth in Willow Financial Bancorp, Inc.’s proxy statement for its 2007 annual meeting of shareholders and can be obtained from Willow Financial Bancorp, Inc. Information about the directors and executive officers of Harleysville National Corporation and their ownership of Harleysville National
Corporation common stock is set forth in Harleysville National Corporation’s proxy statement for its 2008 annual meeting of shareholders and can be obtained from Harleysville National Corporation. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction. INVESTORS SHOULD READ THE JOINT PROXY
STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY
BEFORE MAKING A DECISION CONCERNING THE MERGER.

Best Community Bank
Anywhere

• Disciplined in-market acquisition
• Defends and extends market
• Solidifies presence in Southeast PA
• Expands employee talent pool
• Favorable economics
• Accretive in 2009
Strategic Rationale

Exchange ratio:	0.73 shares HNBC for each WFBC share
Implied price per share[1]:	$10.72
Aggregate purchase price[1]: Board representation:	$169.2 million 11 Harleysville National 2 Willow Financial
Anticipated close: % shares needed for transaction approval:	Fourth calendar quarter 2008 51%

1Price per share for WFBC based on the average HNBC closing stock price for ten days prior to
3/31/08.
Summary of Significant Terms

The acquisition of Willow Financial Bank is in line
with our strategic initiatives:
• EXPANSION
• EMPOWERMENT
• EFFECTIVENESS

	HNBC (as of 3/31/08)	WFBC (as of 3/31/08)	Pro forma Combined
Assets ($)	$3.9 billion	$1.6 billion	$5.5 billion
Total Net Loans ($)	$2.5 billion	$1.1 billion	$3.6 billion
Deposits ($)	$3.0 billion	$1.0 billion	$4.0 billion
Branches	55	29	84
The Merger at a Glance

EXPANSION
• Disciplined in-market expansion
• HNBC will be third-largest bank holding company
 headquartered in the region
• 84 branches
• $5.5 billion assets
• Extensive value-added products and services

EMPOWERMENT
• Sharing of best practices
• Local decision-making, $62 million legal
 lending limit
• Expected synergies of $15 - $20 million to be
 realized in 2009

EFFECTIVENESS
• Leverage $8.5 million investment in Harleysville
 operations center
• Scale to invest in new technology that will improve
 customer experience or efficiency
• Accretive to 2009 earnings

Monroe
Carbon
Northampton
Lehigh
Berks
Bucks
Montgomery
Philadelphia
Chester
Existing Locations
Willow Financial Locations

Retail - Benefits
• Expanded branch network
• Cross-selling opportunities
• Extensive ATM Network
• Improved customer experience
• Compelling mortgage banking
 business

Households	180,176
Household Growth Rate	9.7%
Median Income	$85,956
Average HH Income	$116,607
Household Income Growth rate 2007-2012	22.1%
Source: SNL
Demographics - Chester County
• One of PA’s fastest
 growing counties
• Compares favorably to
 PA median income of
 $43,900 and average
    HH income of $57,100

Commercial - Benefits
• Retain local decision making
• Experienced, talented commercial lenders
• Sophisticated products/services
 • Commercial cash management
 • Wealth management (Cornerstone)
 • BeneServ employee benefits insurance brokerage
• Higher legal lending limit

Wealth Management - Benefits
• Combined total of $3.6 billion Assets Under
 Management
• Cross-selling activities
• Larger retail brokerage business

Enhances Foundation for Future Growth
✓Willow Financial acquisition provides potent
 growth platform for 2009 and beyond

Harleysville National Corporation
2008 Special Meeting of Shareholders
September 9, 2008

Paul Geraghty talking points

Slide 1 – 2008 Special Meeting of Shareholders
Good afternoon.  Thanks for joining us today for this special meeting of shareholders.  We are excited to discuss with you the matter at hand – your vote on our pending acquisition of Willow Financial Bancorp, which was first announced on May 21, 2008.

Slide 2 – Forward-looking information/Disclosure
Before we begin, let me remind you that during our presentation we will make forward-looking statements about our expected financial performance.  These forward-looking statements are subject to risks and uncertainties, and we caution you not to place undue reliance on these statements.  We urge you to review the risk factors that may affect our operating results as presented in our filings with the Securities and Exchange Commission.

Slide 3 – Rule 165 Disclosure
And here are the required disclosures in accordance with Rule 165of the Securities and Exchange Commission.

Slide 4 – Best Community Bank Anywhere

As I stated at our annual meeting of shareholders, we have a very simple goal here at Harleysville National Corporation…to be the Best Community Bank Anywhere.  This has been our consistent message to you ever since I became president and CEO of Harleysville 14 months ago.

While there is no single silver bullet that will accomplish this goal overnight, we firmly believe that the acquisition of Willow Financial Bancorp is a major next step for Harleysville National Corporation and will add significant shareholder value in the years to come.

Slide 5 – Strategic Rationale
The acquisition of Willow Financial is very compelling for the shareholders of Harleysville National.  First, this acquisition is consistent with the strategic rationale we have discussed for the past year or more – to grow through disciplined in-market expansion.

With Willow as part of the Harleysville family, we become a larger, stronger player in Southeast Pennsylvania, the Lehigh Valley and adjacent northern counties.  This delivers many benefits to your company, which I will discuss in a moment.  Most importantly, we believe that this acquisition makes Harleysville National Corporation a more valuable franchise.

With Willow, we gain many talented employees in all aspects of bank operations including retail banking, wealth management, commercial banking, information technology, and operations.

Willow’s recent challenges, in particular the out of balance condition that was announced in November 2007, enabled us to buy this bank at a good price.  Many shareholders have asked how we got comfortable with Willow’s balance sheet considering this issue, and the answer is that we examined every line item during due diligence in detail.  In addition, Willow’s outside consultants, Jefferson Wells and Price Waterhouse Coopers, had already scrutinized every balance sheet account.  We reviewed the work papers from those audits and this gave us a level of comfort that the issue had been identified, contained, and dealt with appropriately.

We also conducted an extensive file review of Willow’s loan portfolio and believe that Willow Financial’s credit quality is sound, as reflected in its strong credit quality metrics.

Finally, we believe that the acquisition of Willow will augment our annual earnings beginning in 2009 – a very quick timeframe.

Slide 6 – Summary of Significant Terms
This slide shows some of the key terms of the acquisition.

We are exchanging 0.73 shares of Harleysville for each share of Willow Financial.  This is an implied purchase price for Willow of $10.72 per share or $169.2 million total consideration.

Two Willow Financial directors – James E. McErlane and John J. Cunningham – will join the Harleysville National board of directors.  Jim McErlane is senior partner at Lamb McErlane a 28-lawyer firm based in West Chester PA.  His practice areas include banking and finance, real estate, municipal law, and governmental regulations.

John Cunningham is vice chairman and former managing partner of Cozen O’Connor, one of the largest law firms in Philadelphia, and he concentrates his practice in general corporate and commercial matters for companies, institutions and individuals.

These two new directors bring extensive business experience and will add significant value to our existing board of directors.

We expect the transaction to close within the fourth quarter.

Slide 7 – Strategic Initiatives
To date, we’ve marched toward our goal of becoming the Best Community Bank Anywhere through a three-pronged strategy to:
▪	grow through expansion;
▪	empower employees to make decisions, and suggest needed changes;
▪	and improve our effectiveness by redesigning workflow, deploying advanced technology, and eliminating redundant or unproductive steps in our internal processes and procedures.

With greater scale, additional bright minds and increased purchasing power we can execute these with greater impact. Let’s look at this in detail.

Slide 8 – The merger at a glance
The combined bank will be the third-largest bank holding company headquartered in Southeast Pennsylvania.  This slide shows some of the key metrics:
-	combined, we will have $5.5 billion of assets
-	Total net loans grow to $3.6 billion
-	Total deposits grow to $4.0 billion
-	Nonperforming loans will represent .99% of total net loans, indicating good credit quality for the combined bank.
-	And we will have 84 branches throughout the region, better able to serve our retail customers where they work and where they live.

Slide 9 – Expansion
We’ve told you that we are going to grow our franchise and improve our results through disciplined in-market expansion.  This element of our growth strategy started last year with the acquisition of East Penn Financial.  Willow is a larger, more assertive step forward for us, but one that is entirely consistent with the message we have delivered to shareholders for the past 18 months.

For those of you who are concerned with the possibility of Harleysville becoming a serial acquirer, I want to put your mind at ease.  Our current focus is to close the Willow Financial acquisition and successfully integrate the two banks, which will include a systems conversion, uniform identity and look and feel at the branches, cross-training of personnel and more.  In addition we are committed to achieving the financial benefits we’ve outlined and will be 100% focused on delivering on the benefits of this transaction.

In addition to our branch network and our increased scale, we will together have one of the most potent portfolios of value-added products and services in the community banking markets of Southeast Pennsylvania, the Lehigh Valley and the adjacent northern counties.  In essence, we will be a community bank with the resources to compete with the largest banks in the country.  Our objective is to have the scale benefits of larger banks while thinking and acting local.  That is, to us, what it will take to be The Best Community Bank Anywhere.

Slide 10 – Empowerment
The combined bank will have an extensive pool of talented employees to draw from, which will allow us to fill open positions with the best person suited for the job, regardless of company.

At the end of the day, our team will be able to share ideas, work together to attack problems, brainstorm to reduce unnecessary work or activity, and share best practices that will make us even better at what we do.

From a lending standpoint, our combined legal lending limit will be $62 million – one of the highest in the region for a bank with local decision-making authority.  This will be attractive to commercial customers with whom we do business, and elevate our visibility with prospective commercial customers.

We anticipate cost savings of $15- $20 million in 2009.

Slide 11 – Effectiveness
As a bank with greater assets and resources, we can drive economies of scale.  We can process more transactions through the operations center we constructed in 2007.  We can purchase everything more effectively – from office supplies to computers.  And as a larger bank we can evaluate more sophisticated technological solutions to improve workflow and customer satisfaction.

In addition, one premise on which we moved forward was that the acquisition of Willow Financial would be accretive to 2009 earnings per share.

Slide 12 – Retail Benefits
As you can see from this branch map, the Harleysville and Willow networks fit together like a jigsaw puzzle, providing customers with extensive branch presence all throughout Southeast Pennsylvania, the Lehigh Valley and adjacent northern counties. In addition, Willow customers will have the opportunity to access 32,000 surcharge-free ATMs through the Allpoint network.  This is especially attractive to customers who live and work throughout our service area.  It brings greater flexibility and accessibility, allowing them to meet their financial services needs at home or at work…or anywhere in between!

The deployment of best practices such as branch remote capture, which enables elimination of deposit cutoff times, will improve customer satisfaction and make us the place to bank in our market.

In addition, with Willow we gain a mortgage banking business that is well run, conservative, and profitable.  This will be a value-added source of fee income for Harleysville’s shareholders, providing a broader and more competitive array of mortgage products for our retail customers.

As you can see from this branch map, the Willow acquisition gives us a solid presence in Chester County on day one.  This is a huge positive.  Let’s look at the Chester County market in detail.

Slide 13 – Demographics – Chester County
As you can see, the demographics for the Chester County markets we enter with this acquisition are highly favorable.

Median income of over $80,000 compares favorably to the Pennsylvania median of $43,900 and average household income of over $100,000 compares to the average household income for all of Pennsylvania of $57,100.

The bottom line – it’s a wealthy, fast growing county in a terrific banking market.

Couple this with our combined presence in the attractive markets of Bucks and Montgomery Counties and we are poised to capitalize on some very positive growth opportunities.

Slide 14 – Commercial Benefits
The benefits to commercial customers are extensive:  local decision making, a powerful team of smart, savvy relationship managers who know how to get the job done and an ability to provide greater support for our customers’ lending needs.

In addition, we gain several new products with the Willow acquisition, the most noteworthy of which is BeneServ, a high profile, successful, employee benefits insurance brokerage.  This new service is truly unique among community banks and we’re excited to introduce it to Harleysville customers.

Likewise, Willow’s commercial customer base, which consists of many privately held growing businesses, offers solid opportunities to introduce the services our Cornerstone unit provides.  We can add value, and generate fee-income, by presenting Cornerstone’s estate and succession planning, investment management, and compensation consulting specialties to these customers.

Slide 15 – Wealth Management Benefits
The transaction builds on our success in the very important wealth management area through The Cornerstone Companies and Millennium Wealth Management.  In total, we will have $3.6 billion of assets under management, an amount that we expect to grow as we introduce Cornerstone and Millennium to Willow customers.  In addition, Willow’s retail brokerage operation will enhance our own and provide greater scale.

Slide 16 – Enhanced Foundation
In conclusion, we believe that the acquisition enhances our future growth opportunities.  It moves us closer to achieving many of our financial and customer service goals.  It’s accretive to earnings per share in 2009.  And it makes us a major player in the Pennsylvania banking market, without sacrificing our community focus.  For all these reasons, we are extremely excited about this transaction and we hope you are too.

With that we will take any questions you may have.